                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         [BROCADE COMMUNICATIONS LOGO]

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 4, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of BROCADE COMMUNICATIONS SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, April 4, 2001, at 11:00 a.m. local time, at the Silicon Valley Conference Center located at 2161 N. First Street, San Jose, California for the following purposes:

     1. To elect two (2) directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To ratify the appointment of Arthur Andersen, LLP as independent auditors of the Company for the fiscal year ending October 27, 2001;

     3. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 400,000,000 shares to 800,000,000 shares; and

     4. To transact such other business as may properly come before the Annual Meeting or before any adjournments thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on February 19, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or you may vote by telephone or using the Internet as instructed on the enclosed Proxy Card. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Michael J. Byrd
                                          Vice President and Chief Financial
                                          Officer
                                          and Assistant Secretary

San Jose, California
March 5, 2000

                            YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD.

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                            ------------------------

                            PROXY STATEMENT FOR 2001
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of BROCADE COMMUNICATIONS SYSTEMS, INC., a Delaware corporation (the "Company" or "Brocade"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Wednesday, April 4, 2001 at 11:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Silicon Valley Conference Center located at 2161 N. First Street, San Jose, California. The Company's principal executive offices are located at 1745 Technology Drive, San Jose, California 95110, and its telephone number at that location is (408) 487-8000.

     These proxy solicitation materials and the Annual Report on Form 10-K for the year ended October 28, 2000, including financial statements, were first mailed on or about March 5, 2001 to all stockholders entitled to vote at the meeting.

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO BROCADE COMMUNICATION SYSTEMS, INC., 1745 TECHNOLOGY DRIVE, SAN JOSE, CALIFORNIA 95110, ATTN: MICHAEL J. BYRD, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on February 19, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of shares outstanding, designated Common Stock, $0.001 par value
per share. As of the Record Date,                shares of the Company's Common
Stock were issued and outstanding and held of record by approximately stockholders. As of the Record Date, no shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company (Attention: Michael J. Byrd, Vice President and Chief Financial Officer and Assistant Secretary) a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

VOTING

     Each stockholder is entitled to one vote for each share held.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") who will be an employee of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law and the Company's Bylaws for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the ratification of Arthur Andersen, LLP as independent auditors of the Company for the fiscal year ending October 27, 2001; (iii) the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 400,000,000 shares to 800,000,000 shares; and (iv) upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Pursuant to Delaware law, the Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum and as entitled to vote (the "Votes Cast") on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, in a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, although broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than November 5, 2001 in order that they may be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

     The attached Proxy Card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2002 Annual Meeting of Stockholders which is not eligible for inclusion in the Proxy Statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than January 19, 2002, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2002.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of January 31, 2001 as to (i) each of the executive officers named in the Summary Compensation Table below, (ii) each director and nominee for director of the Company, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110.

                                                               NUMBER OF
                                                                 SHARES       PERCENT OF SHARES
                                                              BENEFICIALLY      BENEFICIALLY
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)          OWNED(2)
            ------------------------------------              ------------    -----------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Gregory L. Reyes(3).........................................    4,882,640            2.2%
Charles W. Smith............................................      564,030              *
Jack Cuthbert(4)............................................      108,666              *
Michael J. Byrd.............................................    1,548,462              *
Paul R. Bonderson, Jr.(5)...................................    3,370,333            1.5%
Neal Dempsey(6).............................................       73,820              *
Mark Leslie(7)..............................................      609,492              *
Seth D. Neiman..............................................       20,000              *
  c/o Crosspoint Venture Partners
  2925 Woodside Road
  Woodside, CA 94062
Larry W. Sonsini............................................       89,232              *
  c/o Wilson Sonsini Goodrich & Rosati
  650 Page Mill Road
  Palo Alto, CA 94304
5% STOCKHOLDERS
FMR Corp.(8) ...............................................   24,151,020           10.7%
  82 Devonshire St
  Boston, MA 02109
Morgan Stanley Dean Witter & Co.(9).........................   12,836,960            5.7%
  1585 Broadway
  New York, NY 10036
Oak Associates, Ltd.(10)....................................   11,805,000            5.2%
  3875 Embassy Parkway
  Akron, OH 44333
All Executive Officers and Directors as a Group (12
  persons)(11)..............................................   11,924,117            5.3%

---------------
 *  Less than 1%

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after January 31, 2001, including, but not limited to, upon the exercise of an option.

 (2) Percentage of beneficial ownership is based upon 225,484,682 shares of Common Stock outstanding as of January 31, 2001. For each named person, this percentage includes Common Stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of January 31, 2001, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person.

     Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

 (3) All shares listed are held by The Reyes Family Trust.

 (4) Includes options to purchase 54,332 shares of Common Stock exercisable within 60 days of February 19, 2001.

 (5) Includes 3,066,528 shares held by The Bonderson Family Living Trust. Also includes 6,416 shares held by Mr. Bonderson, Jr.'s daughter and 6,416 shares held by Mr. Bonderson, Jr.'s son, as to which he disclaims beneficial ownership. Includes options to purchase 33,333 shares of Common Stock exercisable within 60 days of February 19, 2001.

 (6) Includes 52,000 shares held by the Dempsey Family Limited Partnership and 1,820 shares held by the Dempsey Revocable Trust.

 (7) Includes 95,324 shares held by Leslie Investments, LLC and 514,168 shares held by The Leslie Family Trust.

 (8) Information based on Schedule 13G/A dated February 13, 2001, as filed by FMR Corp. with the Securities and Exchange Commission.

 (9) Information based on Schedule 13G dated February 12, 2001, as filed by Morgan Stanley Dean Witter & Co. with the Securities and Exchange Commission.

(10) Information based on Schedule 13G dated February 13, 2001, as filed by Oak Associates, Ltd. with the Securities and Exchange Commission.

(11) Includes options to purchase 140,999 shares of Common Stock exercisable by all directors and executive officers within 60 days of February 19, 2001.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Company has a classified Board of Directors currently consisting of two Class I directors, Seth D. Neiman and Mark Leslie, two Class II directors, Neal Dempsey and Larry W. Sonsini, and one Class III director, Gregory L. Reyes, who will serve until the annual meetings of stockholders to be held in 2003, 2001, and 2002, respectively, or until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

     The nominees for election at the Annual Meeting to Class II of the Board of Directors are Neal Dempsey and Larry W. Sonsini. If elected, Mr. Dempsey and Mr. Sonsini will each serve as a director until the annual meeting in 2004, or until their respective successors are elected and qualified or until their earlier resignation or removal. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

VOTE REQUIRED

     If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board. Abstentions and "broker non-votes" are not counted in the election of directors.

DIRECTORS AND NOMINEES

     The following table sets forth certain information regarding the Company's directors and nominees as of February 19, 2001:

                  NAME                    AGE                  POSITION                  DIRECTOR SINCE
                  ----                    ---                  --------                  --------------
Class II nominees to be elected at the
  Annual Meeting:
Neal Dempsey(1)(2)......................  59    Director                                      1996
Larry W. Sonsini........................  60    Director                                      1999

Class III director whose term expires at
  the 2002 annual meeting of
  stockholders:
Gregory L. Reyes........................  38    President, Chief Executive Officer and        1998
                                                Director

Class I directors whose terms expire at
  the 2003 annual meeting of
  stockholders:
Seth D. Neiman(2).......................  46    Chairman of the Board                         1995
Mark Leslie(1)..........................  55    Director                                      1999

---------------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

     There is no family relationship between any director or executive officer of the Company.

     Seth D. Neiman has served as Chairman of the Board of Directors of Brocade since August 1995. Mr. Neiman formerly served as the Company's Chief Executive Officer from August 1995 to June 1996. Since August 1994, Mr. Neiman has held various positions at Crosspoint Venture Partners, a venture capital firm. Mr. Neiman has been a general partner of Crosspoint since January 1996, and a managing partner since December 1999. From September 1991 to July 1994, Mr. Neiman was Vice President of Engineering at Coactive Networks, a local area networks company. Mr. Neiman serves on the Board of Directors of Avanex Corporation, an optical networking company, and Foundry Networks, Inc., an Internet switching and routing company. Mr. Neiman also serves on the Boards of Directors and compensation committees of numerous private companies. Mr. Neiman received a B.A. in Philosophy from Ohio State University.

     Mark Leslie has served as a director of Brocade since January 1999. Mr. Leslie currently serves as the Chairman of the Board of Directors of VERITAS Software Corporation, a storage management software company. From February 1990 to November 2000, Mr. Leslie served as Chief Executive Officer and a member of the Board of Directors of VERITAS Software Corporation. Mr. Leslie also serves on the Board of Directors and audit and compensation committees of Keynote Systems, Inc., a supplier of Internet performance measurement, diagnostic and consulting services, as well as on the Boards of Directors of several private companies. Mr. Leslie received a B.A. in Physics and Mathematics from New York University.

     Neal Dempsey has served as a director of Brocade since December 1996. Since May 1989, Mr. Dempsey has been a General Partner of Bay Partners, a venture capital firm. Mr. Dempsey also serves on the Boards of Directors and compensation committees of numerous private companies. Mr. Dempsey received a B.A. in Business from the University of Washington.

     Larry W. Sonsini has served as a director of Brocade since January 1999. Mr. Sonsini has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since 1973 and is currently the Chairman and Chief Executive Officer of the firm. Mr. Sonsini serves on the Boards of Directors of Commerce One, Inc., Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic, Inc., Novell, Inc., Pixar, and Tibco Software, Inc. as well as on the Boards of Directors of several private companies. Mr. Sonsini received an A.B. from the University of California, Berkeley and an L.L.B. from Boalt Hall School of Law, University of California, Berkeley.

     Gregory L. Reyes has served as the President and Chief Executive Officer and a member of the Board of Directors of Brocade since July 1998. Before joining Brocade, from January 1995 to June 1998, Mr. Reyes was President and Chief Executive Officer of Wireless Access, Inc., a wireless data communications products company. From January 1995 to November 1997, Mr. Reyes served as Chairman of the Board of Directors of Wireless Access. From January 1991 to January 1995, Mr. Reyes served as Divisional Vice President and general manager of Norand Data Systems, a developer of wireless data networks and hand-held terminals. Mr. Reyes also serves on the Board of Directors and compensation committees of several private companies. Mr. Reyes received a B.S. in Business Administration from Saint Mary's College in Moraga, California.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of four meetings during fiscal 2000. No director who presently serves on the Board attended fewer than 75% of the meetings of the Board and committees thereof held during fiscal 2000, if any, upon which such director served.

     The Company's Board currently has two committees: an audit committee and a compensation committee. The audit committee consists of Mr. Neiman and Mr. Dempsey, each of whom is independent as defined under the National Association of Securities Dealers listing standards. The audit committee held a total of four meetings during fiscal 2000. The audit committee makes recommendations to the Company's Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the Company's independent auditors and reviews the accounting principles and auditing practices and procedures to be used for the Company's financial statements. A copy of the audit committee charter is attached to this Proxy Statement as Appendix A.

     The compensation committee consists of Mr. Leslie and Mr. Dempsey. The compensation committee held a total of two meetings during fiscal 2000. The compensation committee approves stock compensation of the Company's executive offers and makes recommendations to the Board of Directors regarding stock plans and the compensation of officers and other managerial employees. The Board has no nominating committee or any committee performing such functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee currently consists of Mr. Dempsey and Mr. Leslie. During fiscal 2000, none of the members of the compensation committee was an officer or employee of the Company. Mr. Leslie served as the Chief Executive Officer and a member of the Board of Directors of VERITAS Software Corporation, a storage management software company, from February 1990 to November 2000. Except as set forth above, during fiscal 2000, no member of the compensation committee or executive officer of the Company served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or compensation committee.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending October 27, 2001, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen, LLP has audited the Company's financial statements annually since October 1997. Representatives of Arthur Andersen, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

       FEES BILLED TO COMPANY BY ARTHUR ANDERSEN, LLP DURING FISCAL 2000

AUDIT FEES

     Audit fees billed to the Company by Arthur Andersen, LLP during the Company's 2000 fiscal year for the audit of the Company's annual financial statements included on Form 10-K and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $195,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Arthur Andersen, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended October 28, 2000.

ALL OTHER FEES

     Fees billed to the Company by Arthur Andersen, LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including accounting advice services totaled $20,000. The audit committee of the Board of Directors has determined that the accounting advice services provided by Arthur Andersen, LLP are compatible with maintaining Arthur Andersen, LLP's independence.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 27, 2001.

                                 PROPOSAL THREE

          INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

GENERAL

     The Company's Certificate of Incorporation currently authorizes the issuance of 400,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. In February 2001, the Board of Directors adopted a resolution approving an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock to 800,000,000 shares, subject to stockholder approval of the amendment. No change is being proposed to the authorized number of shares of Preferred Stock.

CURRENT USE OF SHARES

     As of January 31, 2001, the Company had approximately 225,484,682 shares of Common Stock outstanding and approximately 63,239,084 shares of Common Stock reserved for future issuance under the Company's incentive stock plans, of which approximately 54,777,995 shares are covered by outstanding options and approximately 8,461,089 shares are available for future grant or purchase. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company has approximately 111,276,234 shares remaining available for other purposes.

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted resolutions setting forth the proposed amendment to the first sentence of Article 4 of the Company's Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's stockholders at the Annual Meeting. The following is the text of Article 4 of the Certificate of Incorporation of the Company, as proposed to be amended:

     The Company is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Company is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000. The number of shares of Preferred Stock authorized is 5,000,000.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     Since going public, the Company has effected three two-for-one stock splits. The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that it is authorized to issue in order to enable the Company to effect additional stock splits in the future if the Board of Directors determined that it were in the Company's best interest to do so.

     The Board of Directors also believes that the availability of additional authorized but unissued shares will provide it with the flexibility to issue Common Stock for other proper corporate purposes that may be identified in the future, such as to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any such purposes.

     The Board of Directors believes that the proposed increase in the authorized shares of Common Stock will make available sufficient shares to effect a stock split in the future and should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on earnings per share, voting power, and shareholdings of current stockholders.

     The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 400,000,000 SHARES TO 800,000,000 SHARES.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the next four most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities to the Company for the last three fiscal years.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         ------------
                                                ANNUAL COMPENSATION       SECURITIES      ALL OTHER
                                    FISCAL    -----------------------     UNDERLYING     COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR     SALARY($)     BONUS($)      OPTIONS(#)        ($)(1)
   ---------------------------      ------    ---------    ----------    ------------    ------------
Gregory L. Reyes..................   2000     $360,000     $1,615,800      1,040,000       $  2,105
  President and Chief Executive      1999      200,000        150,000             --            576
  Officer                            1998       60,606             --     12,285,296            480
Charles W. Smith..................   2000      160,000        358,250        288,328        642,123(2)
  Vice President, OEM Sales          1999      120,000         62,250        280,000        272,782(3)
                                     1998      118,500             --        280,000         87,306(4)
Jack Cuthbert.....................   2000      120,000        278,750        543,328        427,460(5)
  Vice President, Worldwide Sales,   1999      114,000         20,000        560,000        102,448(6)
  Marketing and Support              1998       95,000         12,500        440,000         19,850(7)
Michael J. Byrd...................   2000      250,000        413,900         85,000            420
  Vice President and Chief           1999      100,000             --      2,640,000            576
  Financial Officer                  1998           --             --             --             --
Paul R. Bonderson, Jr.............   2000      220,000        396,567        532,000          1,870
  Vice President, Engineering        1999      165,000          9,901        268,000            475
                                     1998      165,000         12,375             --            504

---------------
(1) Other compensation represents group term life insurance premiums and 401(k) matching payments.

(2) Also includes $640,085 earned as commissions.

(3) Also includes $272,436 earned as commissions.

(4) Also includes $86,965 earned as commissions.

(5) Also includes $427,057 earned as commissions.

(6) Also includes $102,120 earned as commissions.

(7) Also includes $19,576 earned as commissions.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information for each grant of options to purchase the Company's Common Stock during Fiscal 2000 to each of the Named Executive Officers. All of these options granted by the Company were granted under the Company's 1999 Stock Plan and have a term of 10 years subject to earlier termination in the event the optionee's services to the Company cease.

                                                 INDIVIDUAL GRANTS
                               ------------------------------------------------------
                                            PERCENT OF
                                              TOTAL                                      POTENTIAL REALIZABLE VALUE
                               NUMBER OF     OPTIONS                                     AT ASSUMED ANNUAL RATES OF
                               SECURITIES   GRANTED TO                                  STOCK PRICE APPRECIATION FOR
                               UNDERLYING   EMPLOYEES    EXERCISE PRICE                        OPTION TERM(1)
                                OPTIONS     IN FISCAL       PER SHARE      EXPIRATION   -----------------------------
            NAME                GRANTED      2000(2)     ($/SHARE)(3)(4)      DATE          5%($)          10%($)
            ----               ----------   ----------   ---------------   ----------   -------------   -------------
Gregory L. Reyes(5)..........  1,040,000       3.40%         $32.13         11/19/09     $21,014,640     $53,255,223
Charles W. Smith(6)..........    288,328       0.94%          32.13         11/19/09       5,826,066      14,764,396
Jack Cuthbert(7).............    143,328       0.47%          32.13         11/19/09       2,896,141       7,339,389
                                 400,000       1.31%          40.50         01/31/10      10,188,093      25,818,628
Michael J. Byrd(8)...........     85,000       0.28%          32.13         11/19/09       1,717,543       4,352,590
Paul R. Bonderson, Jr.(9)....    532,000       1.74%          32.13         11/19/09      10,749,796      27,242,095

---------------
(1) Potential realizable values are (i) net of exercise price before taxes, (ii) based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term and (iii) based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future stock price growth.

(2) The Company granted options representing 30,595,320 shares to employees in fiscal 2000.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.

(4) Exercise price and tax withholding obligations may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure.

(5) The option granted to Mr. Reyes in fiscal 2000 vests as follows: (i) with respect to 40,000 of the shares underlying the option, the option vests on the date of grant, and (ii) with respect to 1,000,000 of the shares underlying the option, the option vests starting November 1, 2002, with 1/12 of the shares vesting on the first day of every month thereafter, with full vesting occurring on November 1, 2003.

(6) The option granted to Mr. Smith in fiscal 2000 vests as follows: (i) with respect to 80,000 of the shares underlying the option, the option vests starting November 1, 2001, with 1/12 of the shares vesting on the first day of every month thereafter, and (ii) with respect to 208,328 of the shares underlying the option, the option vests starting November 1, 2002, with 1/12 of the shares vesting on the first day of every month thereafter, with full vesting occurring on November 1, 2003.

(7) The option granted to Mr. Cuthbert in fiscal 2000 to purchase 143,328 shares vests as follows: (i) with respect to 26,664 of the shares underlying the option, the option vests starting June 29, 2001, with 1/12 of the shares vesting on the 29th day of every month thereafter, and (ii) with respect to 116,664 of the shares underlying the option, the option vests starting June 29, 2002, with 1/12 of the shares vesting on the 29th day of every month thereafter, with full vesting occurring on June 29, 2003.

    The option granted to Mr. Cuthbert in fiscal 2000 to purchase 400,000 shares vests starting January 31, 2000, with 1/48 of the shares underlying the option vesting on the last day of every month thereafter, with full vesting occurring on January 31, 2004.

     (8) The option granted to Mr. Byrd in fiscal 2000 vests starting November 1, 2002, with 1/12 of the shares underlying the option vesting on the first day of every month thereafter, with full vesting occurring on November 1, 2003.

     (9) The option granted to Mr. Bonderson, Jr. in fiscal 2000 vests as follows: (i) with respect to 88,336 of the shares underlying the option, the option vests starting November 1, 1999, with 1/12 of the shares vesting on the first day of every month thereafter, and (ii) with respect to 266,000 of the shares underlying the option, the option vests starting December 1, 2000, with 1/24 of the shares vesting on the first day of every month thereafter, and (iii) with respect to 177,664 of the shares underlying the option, the option vests starting December 1, 2002, with 1/12 of the shares vesting on the first day of every month thereafter, with full vesting occurring on December 1, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning exercised and unexercised options held as of October 28, 2000.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                         OPTIONS AT OCTOBER 28,     IN-THE-MONEY OPTIONS AT
                               SHARES         VALUE               2000              OCTOBER 28, 2000($)(2)
                             ACQUIRED ON    REALIZED     -----------------------   -------------------------
           NAME              EXERCISE(#)     ($)(1)       VESTED      UNVESTED       VESTED       UNVESTED
           ----              -----------   -----------   ---------   -----------   -----------   -----------
Gregory L. Reyes(3)........     40,000     $ 2,995,600         --     1,000,000    $        --   $81,120,000
Charles W. Smith(4)........         --              --         --       288,328             --    23,389,167
Jack Cuthbert..............    338,776      22,629,764     18,832     1,071,330      1,967,851    95,714,860
Michael J. Byrd(5).........         --              --         --        85,000             --     6,895,200
Paul R. Bonderson, Jr......         --              --    192,640       607,360     19,144,436    54,193,564

---------------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.

(2) Market value of the Company's Common Stock at fiscal year-end minus the exercise price. The market value of the Company's Common Stock on October 28, 2000 was $113.25 per share.

(3) Prior to fiscal 2000, Mr. Reyes acquired, on exercise of stock options, 12,285,296 shares of the Company's Common Stock. Of this amount, 5,374,816 shares are subject to repurchase by the Company upon Mr. Reyes' cessation of service with the Company prior to the vesting of the shares.

(4) Prior to fiscal 2000, Mr. Smith acquired, on exercise of stock options, 1,560,000 shares of the Company's common stock. Of this amount, 408,334 shares are subject to repurchase by the Company upon Mr. Smith's cessation of service with the Company prior to the vesting of the shares.

(5) Prior to fiscal 2000, Mr. Byrd acquired, on exercise of stock options, 2,640,000 shares of the Company's common stock. Of this amount, 1,650,000 shares are subject to repurchase by the Company upon Mr. Byrd's cessation of service with the Company prior to the vesting of the shares.

CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

     Mr. Reyes' option agreement originally under the 1998 Equity Incentive Plan provides that if Mr. Reyes is terminated any time after the first year of his employment, other than (1) constructively or without cause during the first year following a change of control, or (2) for cause, Mr. Reyes will vest as to 1,535,664 shares in addition to any shares that have vested under the normal four-year vesting schedule contemplated by the agreement. Moreover, upon a change of control, one-half of Mr. Reyes's unvested shares vest in addition to any shares that have vested under the normal four-year vesting schedule contemplated by the agreement, and if Mr. Reyes is constructively terminated or terminated without cause during the first year following the change of control, then all of his unvested shares subject to this option will vest.

     Mr. Reyes' option agreement originally under the 1998 Executive Equity Incentive Plan provides that if he is terminated at any time on or after May 13, 2001, other than (1) constructively or without cause during the first year following a change of control, or (2) for cause, then in addition to any shares that have vested under the normal four-year vesting schedule contemplated by the agreement, 1,535,664 additional shares will vest, less the number of shares that may vest as a result of his termination under the 1998 Equity Incentive Plan as described above. In addition, upon a change of control, one-half of Mr. Reyes's unvested shares vest in addition to any shares that have vested under the normal four-year vesting schedule contemplated by the agreement, and if Mr. Reyes is constructively terminated or terminated without cause during the first year following the change of control, then, all of his unvested shares subject to this option will vest.

     In addition, pursuant to a letter agreement, if Mr. Reyes is constructively terminated or terminated without cause upon a change of control, he will receive a severance payment of one year of his base salary plus his expected bonus for the then current fiscal year.

     Mr. Byrd's employment agreement provides that Mr. Byrd will receive three years' vesting acceleration if his employment is terminated at any time without cause prior to April 2, 2001, and one years' vesting acceleration if his employment is terminated after April 2, 2001. In addition, one-half of Mr. Byrd's unvested options will vest upon a change of control of the Company. Following a change of control, the same number of unvested shares will become vested shares each month as before the change of control. Mr. Byrd's options will vest fully if he is constructively terminated at any time during the first year following a change of control. If Mr. Byrd's employment is terminated without cause and if no change of control has occurred, he will continue to receive his base salary for a period of twelve months following the date of termination. If Mr. Byrd's employment is terminated without cause or if he is constructively terminated after a change of control, then the Company will pay him a lump sum equal to 130 percent of his annual base salary calculated at the rate in effect at the time of termination of employment or the rate in effect immediately before the change of control event, whichever is greater.

     Options granted to Mr. Smith and Mr. Bonderson, Jr. originally under the 1998 Equity Incentive Plan will vest fully in the event that these individuals are terminated without cause or are constructively terminated at any time during the first year following a change of control of the Company.

     In addition, options granted to Mr. Smith originally under the 1995 Equity Incentive Plan will vest fully in the event that he is terminated without cause or is constructively terminated at any time during the first year following a change of control of the Company.

DIRECTORS' COMPENSATION

     Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although the Company is authorized to pay members for attendance at meetings or a salary in addition to reimbursement for expenses in connection with attendance at meetings. Certain non-employee directors have received grants of options to purchase shares of the Common Stock of the Company, including automatic option grants under the Company's 1999 Director Option Plan. See "Certain Relationships and Related Transactions -- Stock Option Grants to Certain Directors." Non-employee directors are entitled to participate in the 1999 Director Option Plan. However, Mr. Leslie and Mr. Sonsini will be excluded from receiving option grants under the Director Plan until January 31, 2002. The Director Plan provides for the automatic grant of 20,000 shares of Common Stock to each non-employee director on the date on which such person first becomes a non-employee director. After the first 20,000 share option is granted to the non-employee director, he or she shall automatically be granted an option to purchase 20,000 shares each quarter of each year, provided that he or she shall have served on the Board for at least the preceding month. Each option shall have a term of 10 years. Each option granted under the Director Plan will vest 100% and become fully exercisable on the first anniversary of the date of grant. The exercise price of all options shall be 100% of the fair market value per share of the Common Stock, generally determined with reference to the closing price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

     In the event of a merger, or the sale of substantially all of the assets of the Company and if the option is not assumed or substituted, the option will terminate unless exercised. Options granted under the Director Plan must be exercised within three months of the end of the optionee's tenure as a director of the Company, or within 12 months after such director's termination by death or disability, but not later than the expiration of the option's ten-year term.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the Board of Directors with respect to the compensation paid to the Company's executive officers during fiscal 2000. Actual compensation earned during fiscal 2000 by the Named Executive Officers is shown in the Summary Compensation Table.

  Compensation Philosophy

     The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Committee's objectives are to:

     - Provide a competitive total compensation package that takes into consideration the compensation practices of companies with which the Company competes for executive talent.

     - Provide variable compensation opportunities that are linked to achievement of financial, organization, management, and individual performance goals.

     - Align the financial interests of executive officers with those of stockholders by providing executives with an equity stake in the Company.

  Components of Executive Compensation

     The compensation program for the Company's executive officers consists of the following components:

     - Base Salary

     - Quarterly and Annual Cash Incentives

     - Long-Term Stock Option Incentives

  Base Salary

     The Board of Directors reviewed and approved fiscal 2000 salaries for the Chief Executive Officer and other Named Executive Officers at the beginning of the fiscal year. Base salaries were established by the Board based upon competitive compensation data, an executive's job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Board exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Board's decision with regard to Mr. Reyes' base salary was based on both his personal performance of his duties and the salary levels paid to chief executive officers of peer companies. Again there was no specific formula applied to determine the weight of each factor.

  Quarterly and Annual Cash Incentives

     Quarterly incentive bonuses for executive officers are intended to reflect the Board's belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has implemented a variable compensation bonus plan, which compensates officers in the form of quarterly cash bonuses. During the fiscal year, the executive officers were eligible for a target quarterly incentive bonus. The quarterly incentive bonus was calculated by the Committee as a percentage of the officers' base salary. At the beginning of fiscal 2000, the Board established target bonuses for each executive officer as a percentage of the officer's base salary. The annual target level of the quarterly bonuses that the executive officers were eligible to receive varied from 40% to 60% of base salaries. The variable compensation bonus plan is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific Company-based performance targets and specific individual-based performance targets. The quarterly bonus amounts are tied to specific individual, team and product based performance targets. They are also tied to Company-based performance goals such as specific levels of revenue and operating margin. The Board evaluates the performance of the executive officers and the Company and approves a performance rating based upon the results of its evaluation. In fiscal 2000, Mr. Reyes and the other Named Executive Officers were paid the bonus amounts shown in the Summary Compensation Table as the Company exceeded its corporate performance targets for revenue and profit. In addition to the quarterly incentive bonuses noted above, Mr. Reyes and certain other executive officers were eligible for additional annual bonuses based upon achievement of specific milestones. These milestones were related to both individual performance factors and company performance targets. These additional bonuses are also included in the bonus amounts shown in the Summary Compensation Table.

  Long-Term Stock Option Incentives

     The Board provides the Company's executive officers with long-term incentive compensation through grants of options to purchase the Company's Common Stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of the Company's stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Board that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in employ of the Company. The Board considers the grant of each option subjectively, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of the Company's long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal 2000, 1,040,000 options to purchase shares of the Company's Common Stock were granted to Mr. Reyes.

  Section 162(m)

     The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of
Section 162(m).

                                          Respectfully submitted by:

                                          Neal Dempsey
                                          Mark Leslie

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the audit committee of the Board of Directors. The audit committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 28, 2000 with management. In addition, the audit committee has discussed with Arthur Andersen, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The audit committee also has received the written disclosures and the letter from Arthur Andersen, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee has discussed the independence of Arthur Andersen, LLP with that firm.

     Based on the audit committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the audit committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K. This report has been provided by Neal Dempsey and Seth D. Neiman, the members of the Audit Committee.

                                          Respectfully Submitted by:

                                          Neal Dempsey
                                          Seth D. Neiman

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NASDAQ Market Index and of the SIC Code Computer Peripheral Equipment Index for the period commencing May 25, 1999 and ending on October 28, 2000. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

                            CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                                                                             FISCAL QUARTER ENDING
                                              -----------------------------------------------------------------------------------
               COMPANY/INDEX                  5/25/1999   7/31/1999   10/31/1999   1/29/2000   4/29/2000   7/29/2000   10/28/2000
--------------------------------------------  ---------   ---------   ----------   ---------   ---------   ---------   ----------
Brocade Communications Systems, Inc. .......   100.00      261.60       594.47      716.02     1,096.12    1,578.99     2,002.19
SIC Code Computer Peripheral
  Equipment Index...........................   100.00      111.05       133.97      191.45       235.62      225.72       204.99
NASDAQ Market Index.........................   100.00      106.61       118.78      158.00       156.29      152.52       118.97

---------------
(1) The graph assumes that $100 was invested on May 25, 1999 in the Company's Common Stock, in the NASDAQ Market Index and in the SIC Code Computer Peripheral Equipment Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors", "Report of the Audit Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission"). Executive officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2000 all executive officers and directors of the Company complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There was not during fiscal 2000, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in "Change of Control and Severance Agreements" and (2) the transactions described below.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

LOANS TO CERTAIN EXECUTIVE OFFICERS

     On April 11, 1997, the Company loaned $30,000 to Charles W. Smith, the Company's Vice President, OEM Sales, secured by a stock pledge agreement, in connection with his purchase of 800,000 shares of the Company's Common Stock for $0.04 per share. This note accrued interest at the rate of 6.5% per annum, compounded semi-annually, and was to be due on February 27, 2001. On January 13, 1998, the Company loaned $15,000 to Mr. Smith, secured by a stock pledge agreement, in connection with his purchase of 200,000 shares of the Company's Common Stock for $0.08 per share. This note accrued interest at the rate of 6.5% per annum, compounded semi-annually, and was to be due on January 13, 2003. On December 26, 1998, the Company loaned $78,750 to Mr. Smith, secured by a stock pledge agreement, in connection with his purchase of 280,000 shares of the Company's Common Stock for $0.28 per share. This note accrued interest at the rate of 5% per annum, compounded semi-annually, and was to be due on January 15, 2003. On January 25, 1999, the Company loaned $78,750 to Mr. Smith, secured by a stock pledge agreement, in connection with his purchase of 280,000 shares of the Company's Common Stock for $0.28 per share. This note accrued interest at the rate of 5% per annum, compounded semi-annually, and was to be due on December 31, 2003. The entire principal balances and all accrued interest under these notes have been repaid.

     On January 26, 1998, the Company loaned $360,000 to Peter J. Tarrant, the Company's Vice President, Strategic Marketing, secured by a stock pledge agreement, in connection with his purchase of 1,600,000 shares of the Company's Common Stock for $0.23 per share. This note accrued interest at the rate of 6.5% per annum, compounded semi-annually, and was to be due on January 26, 2003. The entire principal balance and all accrued interest under this note has been repaid.

     On December 8, 1998, the Company loaned $647,854 to Gregory L. Reyes, the Company's President and Chief Executive Officer, secured by a stock pledge agreement, in connection with his purchase of 2,303,480 shares of the Company's Common Stock for $0.28 per share. This note accrued interest at the rate of 4.47% per annum, compounded semi-annually, and was due on May 24, 2000. Also on December 8, 1998, the Company loaned $2,807,386 to Mr. Reyes, secured by a stock pledge agreement, in connection with his purchase of 9,981,816 shares of the Company's Common Stock for $0.28 per share. This note accrued interest at the rate of 4.47% per annum, compounded semi-annually, and was due on May 24, 2000. The entire principal balances and all accrued interest under these notes have been repaid.

     On December 24, 1998, the Company loaned $450,000 to Victor M. Rinkle, the Company's Vice President, Operations, secured by a stock pledge agreement, in connection with his purchase of 1,600,000 shares of the Company's Common Stock for $0.28 per share. This note accrued interest at the rate of 6.5% per annum, compounded semi-annually, and was to be due on December 24, 2004. The entire principal balance and all accrued interest under this note has been repaid.

     On April 1, 1999, the Company loaned $1,650,000 to Michael J. Byrd, the Company's Vice President and Chief Financial Officer, secured by a stock pledge agreement, in connection with his purchase of 2,640,000 shares of the Company's Common Stock pursuant to a nonqualified stock option for $0.63 per share. The note accrued interest at the rate of 5.21% per annum, compounded semi-annually, and was to be due on April 1, 2006. The entire principal balance and all accrued interest under this note has been repaid.

     On May 17, 1999, the Company loaned $312,562 to Jean Zorzy, the Company's Vice President, Program Management, secured by a stock pledge agreement, in connection with her purchase of 290,000 shares of the Company's Common Stock for $0.28 per share and 264,000 shares of the Company's Common Stock for $0.88 per share. This note accrued interest at the rate of 6.5% per annum, compounded semi-annually, and was to be due on May 17, 2004. The entire principal balance and all accrued interest under this note has been repaid.

     On April 27, 2000, the Company loaned $1,000,000 to David A. Smith, the Company's Vice President, Service, Support and SAN Integration in connection with his relocation to the San Francisco Bay Area. The loan is interest free and will be forgiven on a pro-rata basis over four years, commencing on April 27, 2000. If for any reason, Mr. Smith ceases employment with the Company before April 27, 2004, the principal balance at the time of termination shall become due and payable (on a pro-rata basis) on the first day of each calendar quarter, commencing with the first calendar quarter following the date of termination and ending on July 1, 2004. At October 28, 2000, the outstanding principal balance on this note was $875,000.

STOCK OPTION GRANTS TO CERTAIN DIRECTORS

     During fiscal 2000, the Company granted to Mr. Neiman and Mr. Dempsey options to purchase shares of the Company's Common Stock in accordance with the provisions of the 1999 Director Option Plan set forth under the heading "Executive Compensation and Other Matters -- Directors' Compensation." At the beginning of the first, second, third, and fourth quarters of fiscal 2000, Mr. Neiman and Mr. Dempsey were each granted options to purchase 20,000 shares of the Company's Common Stock at $33.63, $40.00, $62.00, and $81.97 per share, respectively.

INDEMNIFICATION

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

CONFLICT OF INTEREST POLICY

     The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company's policy is to require that a majority of the independent and disinterested outside directors on the Board approve all future transactions between Brocade and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company's than it could obtain from unaffiliated third parties.

     All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

INCORPORATION BY REFERENCE

     The following information is incorporated by reference from the Form 10-K filed by the Company on January 26, 2001:

     - Item 6. Selected Financial Data

     - Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

     - Item 7A. Quantitative and Qualitative Disclosure About Market Risk

     - Item 8. Financial Statements and Supplementary Data: Report of Independent Accountants, Statements of Operations, Balance Sheets, Statements of Stockholders' Equity, Statements of Cash Flows, and Notes to Financial Statements

     - Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Dated: March 5, 2001                      /s/ MICHAEL J. BYRD
                                          --------------------------------------
                                          Michael J. Byrd
                                          Vice President and
                                          Chief Financial Officer
                                          and Assistant Secretary

               DIRECTIONS TO SILICON VALLEY CONFERENCE CENTER MAP

SILICON VALLEY CONFERENCE CENTER
2161 N. FIRST ST.
SAN JOSE, CA

                                   [GRAPHIC]

FROM SAN FRANCISCO -- HIGHWAY 101

- South on Highway 101 and take the Brokaw/North First Street exit.

- At the stoplight turn left onto Brokaw, go one block, turn left onto North First Street.

- Go 2 blocks, make a U-turn at Guadalupe Parkway/Charcot.

- Turn right into the first driveway and the Conference Center is to your left.

FROM SAN JOSE -- HIGHWAY 101

- North on Highway 101 North and take the Brokaw exit.

- At the stoplight turn left onto Brokaw, go one block, and turn right onto North First Street.

- Go 2 blocks, make a U turn at Guadalupe Parkway.

- Turn right into the first driveway and the Conference Center is to your left.

                                                                      APPENDIX A
                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                      BROCADE COMMUNICATIONS SYSTEMS, INC.

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of Brocade Communications Systems, Inc. ("the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of a least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, as it may be modified or supplemented;

     - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements; and

     - Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriated in order to review the financial controls of the Company.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                     PROXY
                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 4, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of BROCADE COMMUNICATIONS SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated MARCH 5, 2001, and hereby appoints Gregory L. Reyes and Michael J. Byrd each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of BROCADE COMMUNICATIONS SYSTEMS, INC. to be held on Wednesday, April 4, 2001 at 11:00 a.m. local time, at the Silicon Valley Conference Center, 2161 N. First Street, San Jose, California and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side (Continued, and to be signed on the other side)

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

     -- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (noon) (ET) on April 3, 2001.

     -- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

     -- Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/brcd/ -- QUICK *** EASY *** IMMEDIATE

     -- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 p.m. (noon) (CT) on April 3, 2001.

     -- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we've provided or return it to Brocade Communications Systems, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

     If you vote by Phone or Internet, please do not mail your Proxy Card.

                               Please detach here

1. ELECTION OF DIRECTORS:                                  WITHHOLD
   NOMINEES:                                       FOR     FOR ALL
   01 - Neal Dempsey,                             (except as marked)
   02 - Larry W. Sonsini.                          [ ]       [ ]
   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's number in the space provided below;

2. Ratification of Arthur Andersen, LLP            FOR     AGAINST    ABSTAIN
   as independent auditors of Brocade              [ ]       [ ]        [ ]
   Communications Systems, Inc. for the
   fiscal year ending October 27, 2001;

3. Approval of an amendment to the                 FOR     AGAINST    ABSTAIN
   Company's Certificate of Incorporation          [ ]       [ ]        [ ]
   to increase the authorized number of
   shares of Common Stock from 400,000,000
   shares to 800,000,000 shares;

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, THE RATIFICATION OF ARTHUR ANDERSEN, LLP AND THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

Address change? Mark Box Indicate Changes below: [ ]
                               This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope or vote by telephone or electronically via the Internet. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                               Signature(s)_____________________________________

                               Dated______________________________________, 2001

                                      -2-